Exhibit 4.1

NB MANUFACTURING, INC.
2012 Stock Option Plan

1.           Purpose Of Plan.

(a)           General Purpose.  The purpose of the NB Manufacturing, Inc. 2012 Stock Option Plan ("Plan") is to further the interests of NB Manufacturing, Inc., a Nevada corporation (the "Corporation"), and its subsidiaries (i) by providing an incentive based form of compensation to the current and former directors, officers, key employees, consultants and service providers of the Corporation, its subsidiaries, and their predecessor companies (collectively, the “Participating Company Group”) and (ii) by encouraging such persons to invest in shares of the Corporation's Common Stock, thereby acquiring a proprietary interest in its business and the business of the Participating Company Group and an increased personal interest in its continued success and progress.

(b)           Incentive Stock Options.  Some one or more of the options granted under the Plan may be intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any grant of such an option shall clearly specify that such option is intended to so qualify.  If no such specification is made, an option granted hereunder shall not be intended to qualify as an "incentive stock option."  The employees eligible to be considered for the grant of incentive stock options hereunder are any persons regularly employed by the Participating Company Group in a managerial capacity on a full-time, salaried basis.

2.           Stock And Maximum Number Of Shares Subject To Plan.

(a)           Description of Stock and Maximum Shares Allocated.  The stock subject to the provisions of the Plan and issuable upon exercise of options granted under the Plan are shares of the Corporation's Common Stock, $.0001 par value, which may be either unissued or treasury shares, as the Corporation's Board of Directors (the "Board") may from time to time determine.  Subject to adjustment as provided in Section 7, the aggregate number of shares of Common Stock covered by the Plan and issuable upon exercise of all options granted hereunder shall be 13,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

(b)           Restoration of Unpurchased Shares.  If an option expires or terminates for any reason prior to its exercise in full and before the term of the Plan expires, the shares subject to, but not issued under, such option shall again be available for other options thereafter granted.

3.           Administration; Amendments.

(a)           Administration by Board.  The Plan shall be administered by the Board with full power to administer the Plan, to interpret the Plan and to establish and amend rules and regulations for its administration.  The Board may delegate its authority to a “Committee”, which shall mean the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). The Board shall determine all questions of interpretation of the Plan or of any option, and such determinations shall be final and binding upon all persons having an interest in the Plan or such option.

(b)           Exercise Price.  Upon the grant of any option, the Board shall specify the exercise price for the shares issuable upon exercise of options granted, which exercise price shall generally be at least 100% of the Fair Market Value per share on the date such option is granted, but may be less.

(c)           Fair Market Value.  Fair Market Value means, as of any date, the value of a share of Common Stock or other property as determined by the Board, in its discretion, or by the Corporation, in its discretion, if such determination is expressly allocated to the Corporation herein, subject to the following:

(1)           If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the Common Stock is so quoted instead) as quoted on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or such other national or regional securities exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Board deems reliable.  If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(2)           If the Common Stock is not listed on an established stock exchange or national market system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(3)           If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Common Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code.

 (d)           Interpretation.  The interpretation and construction by the Board of the terms and provisions of this Plan and of the agreements governing options and rights granted under the Plan shall be final and conclusive.  No member of the Board shall be liable for any action taken or determination made in good faith.

(e)           Amendments to Plan.  The Board may, without action on the part of the stockholders of the Corporation, make such amendments to, changes in and additions to the Plan as it may, from time to time, deem proper and in the best interests of the Corporation.

(f)           Termination of the Plan.  This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any options then outstanding under this Plan.

(g)           Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(1)           to determine the persons to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be subject to each option;

(2)           to designate options as incentive stock options or nonstatutory stock options;

(3)           to determine the Fair Market Value of shares of Common Stock or other property;

(4)           to determine the terms, conditions and restrictions applicable to each option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the option, (ii) the method of payment for shares purchased upon the exercise of the option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the option, (vi) the effect of the optionee’s termination of service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the option or such shares not inconsistent with the terms of the Plan;

(5)           to approve one or more forms of option agreement;

(6)           to amend, modify, extend, cancel or renew any option or to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof;

(7)           to accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an optionee’s termination of service with the Participating Company Group;

(8)           to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted options; and

(9)           to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option Agreement and to make all other determinations and take such other actions with respect to the Plan or any option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

(h)           Repricing.  The Board shall have the authority, without the approval of the shareholders of the Corporation, to amend any outstanding option to increase or reduce the price per share or to cancel and replace an option with the grant of an option having an exercise price per share that is less than, greater than or equal to the price per share of the original option.

4.           Participants; Duration Of Plan.

(a)           Eligibility and Participation.  Options may be granted in the total amount for the period as allocated by the Board as provided in Section 4(b) below only to persons who at the time of grant are current or former directors of, key employees of, consultants to or service providers to the Participating Company Group or others who qualify under the general purpose of the Plan stated above in Section 1, whether or not such persons are also members of the Board; provided, however, that no incentive stock option may be granted to a director of the Participating Company Group unless such person is also an employee of the Participating Company Group. Eligible individuals shall also include prospective key employees, prospective officers, prospective consultants and service providers, and prospective directors to whom options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group.

(b)           Allotment.  The Board shall determine the aggregate number of shares of Common Stock which may be optioned from time to time but the Board shall have sole authority to determine the number of shares and the recipient thereof to be optioned at any time.  The Board shall not be required to grant all options allocated by the Board for any given period if it determines, in its sole and exclusive judgment, that such grant is not in the best interests of the Corporation.  The grant of an option to any person shall neither entitle such individual to, nor disqualify such individual from, participation in any other grant of options under the Plan.

(c)           Limitation on Grant of Incentive Stock Options.  Notwithstanding any other provision of this Plan, no person shall be granted an "incentive stock option" under this Plan which would cause such person's "annual vesting amount" to exceed $100,000.00.  With respect to any calendar year, a person's "annual vesting amount" is the aggregate fair market value of stock subject to incentive stock options with respect to which such options are first exercisable during such calendar year.  For purposes of the foregoing, the aggregate fair market value of stock with respect to which "incentive stock options" are first exercisable during any calendar year shall be determined by taking into account all such options granted to such person under all incentive stock option plans of the Participating Company Group.

(d)           Duration of Plan.  The term of the Plan, unless previously terminated by the Board, is ten years or until August 30, 2022.  No option shall be granted under the Plan unless granted within ten years after the adoption of the Plan by the Board, but options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

(e)           Approval of Stockholders.  If the Board issues any incentive stock options, solely for the purposes of compliance with the Code provisions pertaining to incentive stock options, the Plan shall be submitted to the stockholders of the Corporation for their approval at a regular meeting to be held within twelve months after adoption of the Plan by the Board.  Stockholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the meeting.  If the stockholders decline to approve the Plan at such meeting or if the Plan is not approved by the stockholders within twelve months after its adoption by the Board, no incentive stock options may be issued under the Plan but all options granted under the Plan shall remain in full force and effect regardless of stockholder approval and the Plan may be used for future nonincentive stock option issuances.  If stockholders fail to approve the Plan, all previously issued incentive stock options shall be automatically converted to nonincentive stock options.

5.           Terms And Conditions Of Options.

(a)           Individual Agreements.  Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan, including the terms and conditions of this Section 5.

(b)           Required Provisions.  Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable, (iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, and (vi) the timing and conditions of issuance of any stock option exercise.

(c)           Period.  No option granted under the Plan shall be exercisable for a period in excess of ten years from the date of its grant.  All options granted shall be subject to earlier termination in the event of termination of employment, retirement or death of the holder as provided in Section 6 or as otherwise set forth in the agreement granting the option.  Unless otherwise provided in the agreement granting the Stock Option itself, an option may be exercised in full or in part at any time or from time to time during the term thereof, or provide for its exercise in stated installments at stated times during such term.

(d)           No Fractional Shares.  Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any option granted under the Plan.

(e)           Method of Exercising Option.  The method for exercising options granted to former employees of the Corporation or of its subsidiaries shall be set forth in the agreement granting the option itself.  All other options shall be exercised by written notice to the Corporation, addressed to the Corporation at its principal place of business.  Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option.  Such notice shall be accompanied by payment in full of the exercise price for the number of shares being purchased.  Payment may be made in cash or by bank cashier's check, or if required by the terms of the option itself, by allocating compensation due to the grantee by the Corporation or by any of its subsidiaries to the Corporation as payment for the exercise price.  In lieu of cash, if permitted by the option itself, such payment may be made in whole or in part with shares of the same class of stock as are then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise.  Alternatively, if permitted by the option itself, the grantee may, in lieu of using previously outstanding shares therefore, use some of the shares as to which the option is then being exercised.  The Corporation shall deliver a certificate or certificates representing the option shares to the purchaser as soon as practicable after payment for those shares has been received.  If an option is exercised by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the option.  All shares that are purchased and paid for in full upon the exercise of an option shall be fully paid and non-assessable.

(f)           No Rights of a Stockholder.  An optionholder shall have no rights as a stockholder with respect to shares covered by an option.  No adjustment will be made for dividends with respect to an option for which the record date is prior to the date a stock certificate is issued upon exercise of an option.  Upon exercise of an option, the holder of the shares of Common Stock so received shall have all rights of a stockholder of the Corporation as of the date of issuance.

(g)           Effect of Plan on Employment Status.  The fact that the Board has granted an option to an optionee under this Plan shall not confer on such optionee any right to employment with the Participating Company Group or to a position as an officer or an employee of the Participating Company Group, nor shall it limit the right of the Participating Company Group to remove such optionee from any position held by the optionee or to terminate the optionee's employment at any time.

(h)           Compliance with Law.  No shares of Corporation Common Stock shall be issued or transferred upon the exercise of any option unless and until all legal requirements applicable to the issuance or transfer of such shares have been completed.

(i)           Repurchase Rights.  Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the option is granted.  The Corporation shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Corporation.  Upon request by the Corporation, each optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Common Stock hereunder and shall promptly present to the Corporation any and all certificates representing shares of Common Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(j)           Other Provisions.  The option agreements may contain such other provisions as the Board deems necessary to effectuate the sense and purpose of the Plan, including covenants on the holder's part not to compete and remedies to the Corporation in the event of the breach of any such covenant.

6.           Termination Of Employment; Assignability; Death.

(a)           Termination of Employment.  Except as otherwise set forth in this Section 6 and except with respect to options granted to current and former consultants, the termination of which will be determined by the agreement with such consultant or by the Board, if any optionholder ceases to be an employee of the Participating Company Group, other than for death, disability or discharge for cause, such holder (or successors or transferees) may, within six months after the date of termination, but in no event after the stated expiration date, purchase some or all of the shares with respect to which such optionholder was entitled to exercise such option, on the date such employment relationship terminated and the option shall thereafter be void for all purposes.  Any termination of an agreement pursuant to which services are rendered to the Participating Company Group by any party who is an optionholder, without a renewal of that agreement or entry into a similar successor agreement, may be treated as a termination of the employment of such party.

(b)           Assignability.  Options granted under the Plan and the privileges conferred thereby shall not be assignable or transferable, unless the Board provides otherwise.  Options shall be exercisable by such transferee as set forth in this Section 6.

(c)           Disability.  If the employment of the optionholder is terminated due to disability, the optionholder (or transferee of the optionholder) may exercise the options, in whole or in part, to the extent they were exercisable on the date when the optionholder's employment terminated, at any time prior to the expiration date of the options or within one year of the date of termination of employment, whichever is earlier.  For purposes of this Plan, the term "disability" shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

(d)           Discharge for Cause.  If the employment of the optionholder with the Participating Company Group is terminated due to discharge for cause, the options shall terminate upon receipt by the optionholder of notice of such termination or the effective date of the termination, whichever is earlier.  Discharge for cause shall include discharge for personal dishonesty, willful misconduct in performance of duties, failure, impairment or inability to perform required duties, breach of fiduciary duty or conviction of any felony or crime of moral turpitude.  The Board shall have the sole and exclusive right to determine whether the optionholder has been discharged for cause for purposes of the Plan and the date of such discharge.

(e)           Death of Holder.  If optionholder dies while in the Participating Company Group’s employ an option shall be exercisable within twelve months after the date of death, but in no event after the stated expiration date thereof, by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution or by transferees of the optionholders, as the case may be, but only to the extent that the holder was entitled to exercise the option at the date of death.  An option may be exercised (and payment of the option price made in full) by the successors or transferees only after written notice to the Corporation, specifying the number of shares to be purchased or rights to be exercised.  Such notice shall comply with the provisions of Section 5(e).

(f)           Employment Agreement Provisions.  Notwithstanding anything to the contrary in this Section 6, the provisions in an employee's employment agreement with the Participating Company Group relating to vesting and exercise of options upon such employee's termination, resignation, disability or death shall control the vesting and exercise of the options granted to such employee.

(g)           Directors.  Notwithstanding anything in this Plan to the contrary, the termination of service by a director for whatever reason or such director's death or disability shall not affect the exercise period provided in such director's individual option agreement.

7.           Certain Adjustments.

(a)           Capital Adjustments.  Except as limited by Section 422 of the Code, the aggregate number of shares of Common Stock subject to the Plan, the number of shares covered by outstanding options, and the price per share stated in such options shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Corporation of consideration therefor in money, services or property.

(b)           Corporate Reorganizations.  Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Corporation's issue, or any combination thereof, or upon a sale of substantially all of the property of the Corporation to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Corporation then outstanding by another corporation or by a group of persons who are required to file a Form 13D under the Securities Exchange Act of 1934 ("34 Act"), the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided.  If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Corporation shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this paragraph entitled "Corporate Reorganizations," not yet be exercisable.

8.           Compliance With Legal Requirements.

(a)           For Investment Only.  If, at the time of exercise of this option, there is not in effect as to the option shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively, the "1933 Act"), then the exercise of this option shall be effective only upon receipt by the Corporation from the director, officer, key employee, consultant or service provider (or his legal representatives or heirs) of a written representation that the option shares are being purchased for investment and not for distribution.

(b)           Listing and Registration of Option Shares.  Any option granted under the Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

(c)           Compliance with Section 16 of the Securities Exchange Act of 1934.  It is the intention of the Corporation that the Plan and options hereunder satisfy and be interpreted in a manner, that, in the case of optionees, satisfies the applicable requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subject to avoidable liability thereunder.  If any provision of the Plan or of any option agreement would otherwise frustrate or conflict with the intent expressed in this Paragraph 8(c), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.  To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to any person who is subject to Section 16 of the Exchange Act.

(d)           Section 409A. To the extent that the Board determines that any option granted under the Plan is subject to Section 409A of the Code, the option agreement evidencing such option shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and option agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date the Board determines that any option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date), the Board may adopt such amendments to the Plan and the applicable option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

9.           Application Of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.

10.           Withholding Of Taxes.

The Corporation shall have the right to deduct from any other compensation of the option holder any federal, state or local income taxes (including FICA) required by law to be withheld with respect to the granting or exercise of any options.

11.           Expenses Of Administration Of Plan.

All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or one or more of its subsidiaries.

12.           Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Corporation is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

13.           Governing law.

Without regard to the principles of conflicts of laws, the laws of the State of Nevada shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

14.           Inspection Of Plan.

A copy of this Plan, and any amendments thereto or modification thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

Dated as of the 30th day of August, 2012.

NB MANUFACTURING, INC.,
a Nevada corporation

By   /s/ Chris Richarde
Chris Richarde
Chief Executive Officer